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                                                                    Exhibit 23.1


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



                  As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our reports, AMB Contributed Properties, dated October 17, 1997, AMB Institutional Realty Advisors, Inc., dated October 17, 1997, Pending Acquisition Properties dated October 29, 1997, 1997 Acquired Properties, dated October 17, 1997, and 1996 Acquired Properties, dated November 7, 1997, all included in AMB Property Corporation's Registration Statement on Form S-11 (Registration No. 333-35915) and to all references to our firm included in this registration statement of AMB Property Corporation on Form S-8.



                                        /s/ ARTHUR ANDERSEN LLP

December 8, 1997